SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report: January 20, 2004

BOYD GAMING CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Nevada

(State or Other Jurisdiction of

Incorporation or Organization)

001-12882	88-0242733
(Commission File Number)	(I.R.S. Employer Identification No.)

2950 Industrial Road

Las Vegas, Nevada 89109

(Address of Principal Executive Offices) (Zip Code)

(702) 792-7200

(Registrant’s telephone number,

including area code)

Item 5.    Other Events

On January 20, 2004, Boyd Gaming Corporation (the “Company”) entered into a definitive Partnership Interest Purchase Agreement (the “Agreement”) by and among the Company, Boyd Shreveport, L.L.C., Boyd Red River, L.L.C., Harrah’s Shreveport/Bossier City Investment Company LLC (“Shreveport Investment”), Harrah’s Bossier City Investment Company, LLC (together with Shreveport Investment, “Sellers”), and Red River Entertainment of Shreveport Partnership in Commendam (the “Partnership”), to acquire all of the outstanding limited and general partnership interests of the Partnership (the “Partnership Interests”). The Partnership owns Harrah’s Shreveport Hotel and Casino in Shreveport, Louisiana.

Pursuant to the terms of the Agreement, the Company will acquire the Partnership Interests from the Sellers for approximately $190 million. Closing of the transaction is conditioned upon, among other things, obtaining all applicable governmental approvals. The Company plans to fund the acquisition through drawings under its existing credit facility, which the Company plans to increase.

The information set forth in the Company’s press release regarding this transaction is incorporated herein by reference.

Item 7.    Financial Statements and Exhibits.

(a) Not applicable.

(b) Not applicable.

(c) Exhibits.

Exhibit Number
2.1	Partnership Interest Purchase Agreement, dated as of January 20, 2004, by and among Harrah’s Shreveport/Bossier City Investment Company LLC, Harrah’s Bossier City Investment Company, LLC, Red River Entertainment of Shreveport Partnership in Commendam, Boyd Shreveport, L.L.C., Boyd Red River, L.L.C. and Boyd Gaming Corporation.

99.1	Text of press release dated January 20, 2004.

2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOYD GAMING CORPORATION

Date: January 20, 2004	By:	/s/ ELLIS LANDAU

Ellis Landau Executive Vice President, Chief Financial Officer and Treasurer

Index to Exhibits

Exhibit	Description
2.1	Partnership Interest Purchase Agreement, dated as of January 20, 2004, by and among Harrah’s Shreveport/Bossier City Investment Company LLC, Harrah’s Bossier City Investment Company, LLC, Red River Entertainment of Shreveport Partnership in Commendam, Boyd Shreveport, L.L.C., Boyd Red River, L.L.C. and Boyd Gaming Corporation.

99.1	Text of press release dated January 20, 2004.